EXHIBIT 99.2

Press Release	Source: Stellar Pharmaceuticals Inc.

Stellar Pharmaceuticals Announces Name & Ticker Change to Tribute Pharmaceuticals Canada Inc. and ‘TBUFF’; Issues Letter to Shareholders

Milton, Ontario, Canada, January 2, 2013 – Stellar Pharmaceuticals Inc. (OTCQB: SLXCF) (OTCBB:SLXCF) (OTCQB: TBUFF) (OTCBB: TBUFF) ("Stellar" or "the Company"), a Canadian specialty pharmaceutical company, today announced it has changed the Company’s name to Tribute Pharmaceuticals Canada Inc. and it has been assigned a new ticker ‘TBUFF’. The Company also issued a Letter to Shareholders.

Highlights of the letter include:

●	Effective January 2, 2013 the Company’s name will be changed to Tribute Pharmaceuticals Canada Inc.
●	New ticker symbol ‘TBUFF’ is scheduled to take effect on January 2, 2012
●	Recap of financial results for the first nine months of 2012 which include a 276% increase in revenues over 2011 levels
●	Expansion of national sales force to 24 reps with capacity to support additional products and revenues
●	Strong initial market response to CAMBIA® in Canada which may add significantly to future growth and revenues
●	2012 progress with Bezalip® SR regulatory pathway with the U.S. FDA
●	Plan for growth in 2013 and beyond
●	Launch of Company new website: www.tributepharma.com

To read the letter in full, please visit: http://ir.stockpr.com/tributepharma/presentations

About Tribute Pharmaceuticals Canada Inc. ("Tribute Pharmaceuticals") previously Stellar Pharmaceuticals

Tribute Pharmaceuticals, is an emerging Canadian specialty pharmaceutical company focused on the acquisition, licensing, development and management of pharmaceutical and healthcare products with its primary focus on the Canadian market.

Tribute Pharmaceuticals markets Cambia® (diclofenac potassium for oral solution), Bezalip® SR (bezafibrate), Soriatane® (acitretin), NeoVisc® (1.0% sodium hyaluronate solution), Uracyst® (sodium chondroitin sulfate solution 2%), Collatamp G® and Gelfoam® in the Canadian market.   Additionally, NeoVisc® and Uracyst® are commercially available and are sold globally through various international partnerships.

For further information on the Company, visit http://www.tributepharma.com

Tribute Pharmaceuticals’ Forward Looking Statement

This press release contains certain forward-looking statements about Tribute Pharmaceuticals as defined in the Private Securities Litigation Reform Act of 1995, which statements can be identified by the use of forward-looking terminology, such as "may", "will", "expect", "intend",  "anticipate", "estimate", "predict", "plan" or "continue" or the negative thereof or other variations thereon or comparable terminology referring to future events or results. Forward-looking statements, by their nature, are subject to risks and uncertainties, Tribute Pharmaceuticals actual results could differ materially from those anticipated in these forward-looking statements as a result of numerous factors, including general economic conditions, the ability of Tribute Pharmaceuticals to successfully integrate operations, and the timing of expenditures and expansion opportunities, any of which could cause actual results to vary materially from current results or anticipated future results. See Tribute Pharmaceuticals reports filed with the Canadian Securities Regulatory Authorities and the U.S. Securities and Exchange Commission from time to time for cautionary statements identifying important factors with respect to such forward-looking statements, including certain risks and uncertainties, that could cause actual results to differ materially from results referred to in forward-looking statements. Tribute Pharmaceuticals assumes no obligation to update the information contained in this press release to update forward-looking statements to reflect changed assumptions, the occurrence of anticipated events or changes in future operating results, financial condition or business over time.

-	Soriatane and Bezalip are registered trademarks and under license from Actavis Group PTC ehf
-	Cambia is a registered trademark and under license from Nautilus Neurosciences, Inc.
-	Collatamp G is a registered trademark and under license EUSA Pharma (Europe) Limited
-	Gelfoam is a registered trademark of Pharmacia & Upjohn Company LLC, used under license by Pfizer Canada Inc.

For further information on the Company, visit www.tributepharma.com

Investor Relations Contact:

Hampton Growth IR
Robert Haag
877-368-3566
tribute@hamptongrowth.com

Scott Langille, CFO
519-831-1491
Scott.langille@tributepharma.com